UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 26, 2008
The Men’s Wearhouse, Inc.
(Exact name of registrant as specified in its charter)

Texas	1-16097	74-1790172
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

6380 Rogerdale		77072
Houston, Texas		(Zip Code)
(Address of principal executive offices)
281-776-7000
(Registrant’s telephone number,
including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 26, 2008, the Board of Directors elected Doug Ewert to serve as President and Chief Operating Officer of the Company. Prior to his promotion, Mr. Ewert was Executive Vice President and Chief Operating Officer of the Company. Charles Bresler, Ph.D., formerly President of the Company, was elected Executive Vice President of Marketing and Human Resources.
Doug Ewert, age 44, joined the Company in 1995. He was General Merchandise Manager from 1996 to 2000 and was promoted to Vice President and General Merchandise Manager in 1999. He subsequently served as Senior Vice President and General Merchandising Manager for two years and Executive Vice President and General Merchandising Manager for three years. In January 2005, he was named Executive Vice President and Chief Operating Officer.
A copy of the press release issued by the Company on January 31, 2008 announcing Mr. Ewert’s promotion is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.
(c) Exhibits
The following exhibit is included in this Form 8-K:
99.1	Press Release of the Company dated January 31, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date:     January 31, 2008

THE MEN’S WEARHOUSE, INC.
By:	/s/ Neill P. Davis
Neill P. Davis
Executive Vice President, Chief Financial Officer and Principal Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release of The Men’s Wearhouse, Inc. dated January 31, 2008.